Exhibit 99.1

Colony Credit Real Estate Announces Completion of Internalization

NEW YORK, May 3, 2021 – Colony Credit Real Estate, Inc. (NYSE: CLNC) (the “Company”) today announced the completion of the previously announced internalization of the Company’s management and operating functions and termination of the management agreement between the Company and its external manager, CLNC Manager, LLC, a subsidiary of Colony Capital, Inc. (the “Manager” or “Colony Capital”). The Company made a one-time cash payment of $102.3 million to the Manager to terminate the management agreement.

The internalization will enhance the Company’s positioning and is expected to produce meaningful benefits to all stockholders, including:

•	substantial anticipated cost savings of approximately $14 to 16 million per year, or approximately $0.10 to 0.12 per share of common stock;

•

management continuity and team expertise, led by Michael J. Mazzei, Chief Executive Officer & President, Andrew Witt, Chief Operating Officer, Frank V. Saracino, Chief Financial Officer & Chief Accounting Officer, David A. Palamé, General Counsel & Secretary, and approximately 45 employees who have contributed substantially to the Company’s investment, portfolio management, servicing, financial reporting and related operations;

•	further alignment of management with the Company and stockholders, with an internalized structure, more transparent organizational model and dedicated employee base focused solely on the Company; and

•	rebranding to reflect the Company’s evolution, which rebranding as a self-managed Company is an important milestone and anticipated in the coming months.

Additional details regarding the internalization and related matters will be contained in a Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on May 3, 2021.

About Colony Credit Real Estate, Inc.

Colony Credit Real Estate (NYSE: CLNC) is one of the largest publicly traded commercial real estate (CRE) credit REITs, focused on originating, acquiring, financing and managing a diversified portfolio consisting primarily of CRE debt investments and net leased properties predominantly in the United States. CRE debt investments primarily consist of first mortgage loans, which we expect to be the primary investment strategy. Colony Credit Real Estate is organized as a Maryland corporation and taxed as a REIT for U.S. federal income tax purposes. For additional information regarding the Company and its management and business, please refer to www.clncredit.com.

Cautionary Statement Regarding Forward-Looking Statements.

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or

“potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: operating costs and business disruption from the internalization transaction may be greater than expected, which could reduce the potential cost savings anticipated in the internalization transaction; uncertainties regarding the ongoing impact of the novel coronavirus (COVID-19); the ability to realize efficiencies as well as anticipated strategic and financial benefits of the internalization; whether the Company will achieve its anticipated 2021 Distributable Earnings per share (as adjusted), or maintain or produce higher Distributable Earnings per share (as adjusted) in the near term or ever; the possibility that the Company may not be able to retain key employees; and the Company’s ability to maintain or grow the dividend at all in the future. The foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as well as in Colony Credit Real Estate’s other filings with the U.S. Securities and Exchange Commission. Moreover, each of the factors referenced above are likely to also be impacted directly or indirectly by the ongoing impact of COVID-19 and investors are cautioned to interpret substantially all of such statements and risks as being heightened as a result of the ongoing impact of the COVID-19.

We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. Colony Credit Real Estate is under no duty to update any of these forward-looking statements after the date of this press release, nor to conform prior statements to actual results or revised expectations, and Colony Credit Real Estate does not intend to do so.

Investor Relations

Colony Credit Real Estate, Inc.

Addo Investor Relations

Lasse Glassen

310-829-5400